U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2014

SEW CAL LOGO, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-13223	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

387 Corona St., Suite 555, Denver, CO 80218

 (Address of principal executive offices)

(720) 442-7000

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The company intends to disseminate pertinent information to creditors, shareholders and interested parties through twitter and its mailing list on an ongoing basis. Interested parties may register for email updates at: www.publicinformation.biz or in the alternative follow sewcalreceiver on twitter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SEW CAL LOGO, INC.
(Registrant)

Dated: July 17, 2014	By:	/s/ Robert Stevens
Robert Stevens, Receiver